EXHIBIT 99.1

Vanguard Reports Second Quarter Results

NASHVILLE, Tenn. – February 8, 2010 – Vanguard Health Systems, Inc. (“Vanguard”) today announced results for the second quarter ended December 31, 2009.

Total revenues for the quarter ended December 31, 2009 were $843.6 million, an increase of $51.0 million or 6.4% from the prior year quarter.  Patient service revenues and health plan premium revenues increased $16.9 million and $34.1 million, respectively, from the prior year quarter. The increase in patient service revenues was primarily attributable to a 2.9% increase in total adjusted discharges and a 0.3% decrease in patient revenue per total adjusted discharge during the current year quarter compared to the prior year quarter. The decrease in patient revenue per total adjusted discharge during the current year quarter was due to the implementation of an uninsured discount policy in our Phoenix and San Antonio hospitals effective July 1, 2009, similar to the program implemented in our Illinois hospitals on April 1, 2009, and a change to the Medicaid pending policy at these same hospitals as previously disclosed. Absent these policy changes, patient revenue per total adjusted discharge would have increased by 5.2% during the current year quarter compared to the prior year quarter. The increase in health plan premium revenues was primarily attributable to a 20.5% increase in average membership in Phoenix Health Plan (PHP) during the current year quarter compared to the prior year quarter. Economic conditions in Arizona have resulted in an increase in the number of individuals eligible for coverage under the Arizona Health Care Cost Containment System (AHCCCS) during the current year quarter resulting in more enrollees in PHP.

For the quarter ended December 31, 2008, Vanguard had a loss from continuing operations of $20.0 million compared to income from continuing operations of $10.9 million during the prior year quarter primarily resulting from the $43.1 million ($31.8 million, net of taxes) goodwill impairment loss related to our two Chicago hospitals during the current year quarter, as previously disclosed. Many comparisons of individual cost and expense items as a percentage of total revenues during the current year quarter were impacted by the significant growth in health plan premium revenues and the uninsured discount and Medicaid pending policy changes. A table describing the impact of adjustments to certain expenses and revenues and related ratios for our acute care services segment and to certain statistical measures is included in this press release in the attached Supplemental Operating Measures Adjusted for Comparative Analysis. Health planclaims expense as a percentage of health plan premium revenues increased to 80.5% during the current year quarter compared to 79.0% during the prior year quarter primarily due to changes to enrollee medical costs and enrollee demographic mix at PHP.

During the quarter ended December 31, 2009, net loss attributable to Vanguard Health Systems, Inc. stockholders was $20.7 million compared to $10.1 million net income attributable to Vanguard Health Systems, Inc. stockholders during the prior year quarter.

Adjusted EBITDA was $83.8 million for the quarter ended December 31, 2009, an increase of $5.3 million or 6.8% from the prior year quarter. A reconciliation of Adjusted EBITDA to net income (loss) attributable to Vanguard Health Systems, Inc. stockholders as determined in accordance with generally accepted accounting principles for the quarters ended December 31, 2008 and 2009 is included in the attached supplemental financial information.

The consolidated operating results for the quarter ended December 31, 2009 reflect a 1.0% increase in discharges and a 2.9% increase in total adjusted discharges compared to the prior year quarter. Outpatient surgeries and emergency room visits increased 0.6% and 9.2%, respectively, during the current year quarter compared to the prior year quarter. Inpatient surgeries during the current year quarter were flat compared to the prior year quarter.

Total revenues for the six months ended December 31, 2009 were $1,667.0 million, an increase of $155.4 million or 10.3% from the prior year period.  Patient service revenues and health plan premium revenues increased $37.7 million and $117.7 million, respectively, from the prior year period. Patient service revenues for the current year period were positively impacted by a 2.8% increase in total adjusted discharges and a 0.4% increase in patient revenue per adjusted total discharge compared to the prior year period. Absent the previously discussed uninsured discount and Medicaid pending policy changes, patient revenue per adjusted total discharge would have increased 5.6% during the current year period compared to the prior year period. Health plan premium revenues increased 39.4% during the current year period primarily due to the significant enrollment increase for PHP’s new contract with AHCCCS that went into effect on October 1, 2008, as previously discussed.

For the six months ended December 31, 2009, Vanguard had a loss from continuing operations of $17.4 million compared to income from continuing operations of $11.7 million during the prior year period, primarily resulting from the goodwill impairment loss recognized during the current year period as described above and as previously publicly disclosed. Many comparisons of individual cost and expense items as a percentage of total revenues during the current year period were impacted by the significant growth in health plan premium revenues and the uninsured discount and Medicaid pending policy changes previously discussed. The Supplemental Operating Measures Adjusted for Comparative Analysis table included later in this press release sets forth the impact of the uninsured discount and Medicaid pending policy changes to certain expenses and revenues and related ratios of our acute care services segment and to certain statistical measures. Health planclaims expense as a percentage of health plan premium revenues increased to 79.6% during the current year period compared to 76.2% during the prior year period as a result of changes to capitation rates, enrollee medical costs and enrollee demographic mix under PHP’s new contract with AHCCCS that went into effect on October 1, 2008.

During the six months ended December 31, 2009, net loss attributable to Vanguard Health Systems, Inc. stockholders was $19.2 million compared to $11.0 million net income attributable to Vanguard Health Systems, Inc. stockholders during the prior year period.

Adjusted EBITDA was $152.5 million for the six months ended December 31, 2009, an increase of $10.8 million or 7.6% from the prior year period.  A reconciliation of Adjusted EBITDA to income (loss) attributable to Vanguard Health Systems, Inc. stockholders as determined in accordance with generally accepted accounting principles for the six-month periods ended December 31, 2008 and 2009 is included in the attached supplemental financial information.

The consolidated operating results for the six months ended December 31, 2009 reflect a 2.8% increase in total adjusted discharges compared to the prior year period, while discharges were flat period over period. Inpatient surgeries and outpatient surgeries increased 0.1% and 1.4%, respectively, while emergency room visits increased 7.2% during the current year period compared to the prior year period.

Cash flows from operating activities were $149.6 million for the six months ended December 31, 2009, a $4.6 million decrease from the prior year period. Net days in accounts receivable was 46 days, 45 days and 50 days as of December 31, 2009, June 30, 2009 and December 31, 2008, respectively.

Vanguard will host a conference call for investors at 11:00 am EST on February 9, 2010. All interested investors are invited to access a live audio broadcast of the call, via webcast. The live webcast can be accessed on the home page of Vanguard’s Web site at www.vanguardhealth.com by clicking on “Second Quarter Webcast” or at http://visualwebcaster.com/event.asp?id=65311. If you are unable to participate during the live webcast, the call will be available on a replay basis on Vanguard’s Web site www.vanguardhealth.com. To access the replay, click on the Latest News link on the Investor Relations page of www.vanguardhealth.com. The replay will be available via this link for one year.

Vanguard owns and operates 15 acute care hospitals and complementary facilities and services in Chicago, Illinois; Phoenix, Arizona; San Antonio, Texas; and Massachusetts. Vanguard’s strategy is to develop locally branded, comprehensive healthcare delivery networks in urban markets. Vanguard will pursue acquisitions where there are opportunities to partner with leading delivery systems in new urban markets. Upon acquiring a facility or network of facilities, Vanguard implements strategic and operational improvement initiatives including expanding services, strengthening relationships with physicians and managed care organizations, recruiting new physicians and upgrading information systems and other capital equipment. These strategies improve quality and network coverage in a cost effective and accessible manner for the communities we serve.

This press release contains forward-looking statements within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include all statements that are not historical statements of fact and those statements regarding Vanguard’s intent, belief or expectations. Do not rely on any forward-looking statements as such statements are subject to numerous factors, risks and uncertainties that could cause Vanguard’s actual outcomes, results, performance or achievements to be materially different from those projected. These factors, risks and uncertainties include, among others, Vanguard’s high degree of leverage and interest rate risk; Vanguard’s ability to incur substantially more debt; operating and financial restrictions in Vanguard’s debt agreements; Vanguard’s ability to generate cash to service its debt; potential liability related to disclosures of relationships between physicians and Vanguard’s hospitals; Vanguard’s ability to grow its business and successfully implement its business strategies; Vanguard’s ability to successfully integrate any future acquisitions; the potential that acquisitions could be costly, unsuccessful or subject Vanguard to unexpected liabilities; post-payment claims reviews by governmental agencies that could result in additional costs to Vanguard; conflicts of interest that may arise as a result of Vanguard’s control by a small number of stockholders; the highly competitive nature of the healthcare business; governmental regulation of the industry including Medicare and Medicaid reimbursement levels; changes in Federal, state or local regulation affecting the healthcare industry; the possible enactment of Federal or state healthcare reform; pressures to contain costs by managed care organizations and other insurers and Vanguard’s ability to negotiate acceptable terms with these third party payers; the ability to attract and retain qualified management and personnel, including physicians and nurses; claims and legal actions relating to professional liabilities or other matters; the impacts of weakened economic conditions and volatile capital markets on Vanguard’s results of operations, financial position and cash flows; Vanguard’s failure to adequately enhance its facilities with technologically advanced equipment could adversely affect its revenues and market position; Vanguard’s exposure to the increased amounts of and collection risks associated with uninsured accounts and the co-pay and deductible portions of insured accounts; Vanguard’s ability to maintain or increase patient membership and control costs of its managed healthcare plans; the geographic concentration of Vanguard’s operations; the technological and pharmaceutical improvements that increase the cost of providing healthcare services or reduce the demand for such services; the timeliness of reimbursement payments received under government programs; the potential adverse impact of known and unknown government investigations; and those factors, risks and uncertainties detailed in Vanguard’s filings from time to time with the Securities and Exchange Commission, including, among others, Vanguard’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

Although Vanguard believes that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by Vanguard that its objectives and plans anticipated by the forward-looking statements will occur or be achieved, or if any of them do, what impact they will have on Vanguard’s results of operations and financial condition.  Vanguard undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions)

	Three months ended December 31,

	2008 (as adjusted)		2009

Patient service revenues	$614.4	77.5%	$631.3	74.8%
Premium revenues	178.2	22.5	212.3	25.2

Total revenues	792.6	100.0	843.6	100.0

Costs and Expenses:
Salaries and benefits (includes stock compensation of $0.8 and $1.0, respectively)	302.7	38.2	324.5	38.5
Health plan claims expense	140.7	17.8	170.8	20.2
Supplies	112.8	14.2	114.8	13.6
Provision for doubtful accounts	48.3	6.1	35.0	4.1
Purchased services	40.3	5.1	44.7	5.3
Non-income taxes	10.9	1.4	10.7	1.3
Rents and leases	10.3	1.3	11.2	1.3
Other operating expenses	48.9	6.1	49.1	5.8
Depreciation and amortization	32.1	4.1	34.3	4.1
Interest, net	28.6	3.6	27.5	3.3
Impairment loss	–	0.0	43.1	5.1
Other	1.0	0.1	1.5	0.2

Total costs and expenses	776.6	98.0	867.2	102.8

Income (loss) from continuing operations before income taxes	16.0	2.0	(23.6)	(2.8)
Income tax benefit (expense)	(5.1)	(0.6)	3.6	0.4

Income (loss) from continuing operations	10.9	1.4	(20.0)	(2.4)
Income (loss) from discontinued operations, net of taxes	(0.1)	0.0	0.1	0.0

Net income (loss)	10.8	1.4	(19.9)	(2.4)
Less: Net income attributable to non-controlling interests	(0.7)	(0.1)	(0.8)	(0.1)

Net income (loss) attributable to Vanguard Health Systems, Inc. stockholders	$10.1	1.3%	$(20.7)	(2.5)%

Amounts attributable to Vanguard Health Systems, Inc. stockholders:
Income (loss) from continuing operations, net of taxes	$10.2	1.3%	$(20.8)	(2.5)%
Income (loss) from discontinued operations, net of taxes	(0.1)	0.0	0.1	0.0

Net income (loss) attributable to Vanguard Health Systems, Inc. stockholders	$10.1	1.3%	$(20.7)	(2.5)%

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions)

	Six months ended December 31,

	2008 (as adjusted)		2009

Patient service revenues	$1,212.7	80.2%	$1,250.4	75.0%
Premium revenues	298.9	19.8	416.6	25.0

Total revenues	1,511.6	100.0	1,667.0	100.0

Costs and Expenses:
Salaries and benefits (includes stock compensation of $2.2 and $2.9, respectively)	595.3	39.4	638.9	38.3
Health plan claims expense	227.7	15.1	331.8	19.9
Supplies	224.6	14.8	225.8	13.5
Provision for doubtful accounts	102.9	6.8	72.2	4.3
Purchased services	81.7	5.4	92.3	5.5
Non-income taxes	19.0	1.3	24.9	1.5
Rents and leases	21.5	1.4	22.3	1.3
Other operating expenses	99.4	6.6	109.2	6.6
Depreciation and amortization	64.4	4.3	68.3	4.1
Interest, net	57.3	3.8	54.7	3.3
Impairment loss	–	0.0	43.1	2.6
Other	0.8	0.0	2.6	0.2

Total costs and expenses	1,494.6	98.9	1,686.1	101.1

Income (loss) from continuing operations before income taxes	17.0	1.1	(19.1)	(1.1)
Income tax benefit (expense)	(5.3)	(0.4)	1.7	0.1

Income (loss) from continuing operations	11.7	0.7	(17.4)	(1.0)
Income (loss) from discontinued operations, net of taxes	0.9	0.1	(0.1)	0.0

Net income (loss)	12.6	0.8	(17.5)	(1.0)
Less: Net income attributable to non-controlling interests	(1.6)	(0.1)	(1.7)	(0.1)

Net income (loss) attributable to Vanguard Health Systems, Inc. stockholders	$11.0	0.7%	$(19.2)	(1.1)%

Amounts attributable to Vanguard Health Systems, Inc. stockholders:
Income (loss) from continuing operations, net of taxes	$10.1	0.6%	$(19.1)	(1.1)%
Income (loss) from discontinued operations, net of taxes	0.9	0.1	(0.1)	0.0

Net income (loss) attributable to Vanguard Health Systems, Inc. stockholders	$11.0	0.7%	$(19.2)	(1.1)%

VANGUARD HEALTH SYSTEMS, INC.
Supplemental Financial Information (Unaudited)
Reconciliation of Adjusted EBITDA to Net Income (Loss) Attributable to
Vanguard Health Systems, Inc. Stockholders
(In millions)

	Three months ended December 31,		Six months ended December 31,

	2008	2009	2008	2009

Net income (loss) attributable to Vanguard Health Systems, Inc. stockholders	$10.1	$(20.7)	$11.0	$(19.2)
Interest, net	28.6	27.5	57.3	54.7
Income tax expense (benefit)	5.1	(3.6)	5.3	(1.7)
Depreciation and amortization	32.1	34.3	64.4	68.3
Non-controlling interests	0.7	0.8	1.6	1.7
Loss (gain) on disposal of assets	–	0.4	(2.1)	0.4
Equity method income	(0.3)	(0.3)	(0.3)	(0.5)
Stock compensation	0.8	1.0	2.2	2.9
Monitoring fees and expenses	1.3	1.4	2.6	2.7
Realized holding loss on investments	–	–	0.6	–
Impairment loss	–	43.1	–	43.1
Discontinued operations, net of taxes	0.1	(0.1)	(0.9)	0.1

Adjusted EBITDA (a)	$78.5	$83.8	$141.7	$152.5

(a)

Adjusted EBITDA is defined as income before interest expense (net of interest income), income taxes, depreciation and amortization, non-controlling interests, gain or loss on the disposal of assets, equity method income, stock compensation, monitoring fees and expenses, realized holding loss on investments, impairment loss, debt extinguishment costs and discontinued operations, net of taxes.  Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to Vanguard Health Systems, Inc. stockholders, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States.  Due to varying methods of calculation, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(In millions)

	June 30, 2009	(Unaudited) December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$308.2	$358.0
Restricted cash	1.9	21.9
Accounts receivable, net of allowance for doubtful accounts of $121.5 and $69.9 at June 30, 2009 and December 31, 2009, respectively	275.3	288.6
Inventories	48.3	50.1
Deferred income taxes	29.6	13.2
Prepaid expenses and other current assets	68.4	61.4

Total current assets	731.7	793.2
Property, plant and equipment, net	1,174.1	1,164.3
Goodwill	692.1	649.1
Intangible assets, net	54.6	50.6
Deferred income taxes	38.0	60.7
Investments in auction rate securities	21.6	21.6
Other assets	19.0	20.1

Total assets	$2,731.1	$2,759.6

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$127.9	$148.5
Accrued salaries and benefits	133.9	121.5
Accrued health plan claims	117.6	136.0
Accrued interest	13.2	19.2
Other accrued expenses and current liabilities	79.5	79.1
Current maturities of long-term debt	8.0	8.0

Total current liabilities	480.1	512.3
Professional and general liability and workers compensation reserves	76.7	83.0
Other liabilities	34.9	36.6
Long-term debt, less current maturities	1,543.6	1,545.6
Commitments and contingencies
Equity:
Vanguard Health Systems, Inc. stockholders’ equity:
Common stock	–	–
Additional paid-in capital	651.3	654.2
Accumulated other comprehensive loss	(6.8)	(4.1)
Retained deficit	(56.7)	(75.9)

Total Vanguard Health Systems, Inc. stockholders’ equity	587.8	574.2
Non-controlling interests	8.0	7.9

Total equity	595.8	582.1

Total liabilities and equity	$2,731.1	$2,759.6

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Six months ended December 31,

	2008 (as adjusted)	2009

Operating activities:
Net income (loss)	$12.6	$(17.5)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss (income) from discontinued operations, net of taxes	(0.9)	0.1
Depreciation and amortization	64.4	68.3
Provision for doubtful accounts	102.9	72.2
Deferred income taxes	1.6	(7.7)
Amortization of loan costs	2.6	2.9
Accretion of principal on senior discount notes	10.6	5.8
Loss (gain) on sale of assets	(2.1)	0.4
Stock compensation	2.2	2.9
Non-cash realized holding loss on investments	0.6	–
Impairment loss	–	43.1
Changes in operating assets and liabilities:
Accounts receivable	(103.6)	(85.5)
Inventories	(1.3)	(1.8)
Prepaid expenses and other current assets	2.1	5.2
Accounts payable	4.4	20.6
Accrued expenses and other liabilities	57.2	40.7

Net cash provided by operating activities – continuing operations	153.3	149.7
Net cash provided by (used in) operating activities – discontinued operations	0.9	(0.1)

Net cash provided by operating activities	154.2	149.6
Investing activities:
Capital expenditures	(54.7)	(68.4)
Acquisitions	(3.6)	(1.5)
Proceeds from asset dispositions	4.0	1.4
Increase in restricted cash	–	(20.0)
Other	(0.3)	(0.3)

Net cash used in investing activities	(54.6)	(88.8)
Financing activities:
Payments of long-term debt	(3.9)	(3.8)
Payments related to derivative instrument with financing element	–	(5.4)
Distributions paid to non-controlling interests	(2.7)	(1.8)

Net cash used in financing activities	(6.6)	(11.0)

Net increase in cash and cash equivalents	93.0	49.8
Cash and cash equivalents, beginning of period	141.6	308.2

Cash and cash equivalents, end of period	$234.6	$358.0

Net cash paid for interest	$45.1	$41.9

Net cash paid (received) for income taxes	$1.0	$(13.2)

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited)
(In millions)

	Three Months Ended December 31, 2008

	Acute Care Services	% of Revenues	Health Plans	% of Revenues	Eliminations	Consolidated

Patient service revenues(1)	$622.2	100.0%	$–	0.0%	$(7.8)	$614.4
Premium revenues	–	0.0%	178.2	100.0%	–	178.2

Total revenues	622.2	100.0%	178.2	100.0%	(7.8)	792.6

Salaries and benefits (excludes stock compensation)	294.6	47.4%	7.3	4.1%	–	301.9
Health plan expense	–	0.0%	148.5	83.3%	(7.8)	140.7
Supplies	112.7	18.1%	0.1	0.0%	–	112.8
Provision for doubtful accounts	48.3	7.8%	–	0.0%	–	48.3
Other operating expenses	101.0	16.2%	9.4	5.3%	–	110.4

Total operating expenses	556.6	89.5%	165.3	92.7%	(7.8)	714.1

Segment EBITDA(2)	65.6	10.5%	12.9	7.3%	–	78.5

Less:
Interest, net	28.9	4.7%	(0.3)	(0.2)%	–	28.6
Depreciation and amortization	31.1	5.0%	1.0	0.6%	–	32.1
Equity method income	(0.3)	(0.1)%	–	0.0%	–	(0.3)
Stock compensation	0.8	0.1%	–	0.0%	–	0.8
Monitoring fees and expenses	1.3	0.2%	–	0.0%	–	1.3

Income from continuing operations before income taxes	$3.8	0.6%	$12.2	6.9%	$–	$16.0

____________________
(1)

Vanguard eliminates in consolidation those patient service revenues earned by its hospitals and related healthcare facilities attributable to services provided to enrollees in its health plans and also eliminates the corresponding medical claims expenses incurred by its health plans for those services.

(2)

Segment EBITDA is defined as income (loss) from continuing operations before income taxes les interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, monitoring fees and expenses, realized holding loss on investments, impairment loss and debt extinguishment costs. Management uses Segment EBITDA to measure performance for Vanguard’s segments and to develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates that management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of Vanguard’s segments. Management believes that Segment EBITDA provides useful information about the financial performance of Vanguard’s segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions and assessing the value of Vanguard. Segment EBITDA is not a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited) - Continued
(In millions)

	Three Months Ended December 31, 2009

	Acute Care Services	% of Revenues	Health Plans	% of Revenues	Eliminations	Consolidated

Patient service revenues(1)	$641.7	100.0%	$–	0.0%	$(10.4)	$631.3
Premium revenues	–	0.0%	212.3	100.0%	–	212.3

Total revenues	641.7	100.0%	212.3	100.0%	(10.4)	843.6

Salaries and benefits (excludes stock compensation)	315.2	49.1%	8.3	3.9%	–	323.5
Health plan claims expense	–	0.0%	181.2	85.4%	(10.4)	170.8
Supplies	114.7	17.9%	0.1	0.0%	–	114.8
Provision for doubtful accounts	35.0	5.4%	–	0.0%	–	35.0
Other operating expenses	107.7	16.8%	8.0	3.8%	–	115.7

Total operating expenses	572.6	89.2%	197.6	93.1%	(10.4)	759.8

Segment EBITDA(2)	69.1	10.8%	14.7	6.9%	–	83.8

Less:
Interest, net	27.6	4.3%	(0.1)	(0.1)%	–	27.5
Depreciation and amortization	33.1	5.2%	1.2	0.6%	–	34.3
Equity method income	(0.3)	(0.1)%	–	0.0%	–	(0.3)
Stock compensation	1.0	0.2%	–	0.0%	–	1.0
Loss on disposal of assets	0.4	0.1%	–	0.0%	–	0.4
Monitoring fees and expenses	1.4	0.2%	–	0.0%	–	1.4
Impairment loss	43.1	6.7%	–	0.0%	–	43.1

Income (loss) from continuing operations before income taxes	$(37.2)	(5.8)%	$13.6	6.4%	$–	$(23.6)

____________________
(1)

Vanguard eliminates in consolidation those patient service revenues earned by its hospitals and related healthcare facilities attributable to services provided to enrollees in its health plans and also eliminates the corresponding medical claims expenses incurred by its health plans for those services.

(2)

Segment EBITDA is defined as income (loss) from continuing operations before income taxes les interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, monitoring fees and expenses, realized holding loss on investments, impairment loss and debt extinguishment costs. Management uses Segment EBITDA to measure performance for Vanguard’s segments and to develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates that management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of Vanguard’s segments. Management believes that Segment EBITDA provides useful information about the financial performance of Vanguard’s segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions and assessing the value of Vanguard. Segment EBITDA is not a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited) - Continued
(In millions)

	Six Months Ended December 31, 2008

	Acute Care Services	% of Revenues	Health Plans	% of Revenues	Eliminations	Consolidated

Patient service revenues(1)	$1,230.0	100.0%	$–	0.0%	$(17.3)	$1,212.7
Premium revenues	–	0.0%	298.9	100.0%	–	298.9

Total revenues	1,230.0	100.0%	298.9	100.0%	(17.3)	1,511.6

Salaries and benefits (excludes stock compensation)	578.6	47.0%	14.5	4.8%	–	593.1
Health plan expense	–	0.0%	245.0	82.0%	(17.3)	227.7
Supplies	224.4	18.3%	0.2	0.1%	–	224.6
Provision for doubtful accounts	102.9	8.4%	–	0.0%	–	102.9
Other operating expenses	204.3	16.6%	17.3	5.8%	–	221.6

Total operating expenses	1,110.2	90.3%	277.0	92.7%	(17.3)	1,369.9

Segment EBITDA(2)	119.8	9.7%	21.9	7.3%	–	141.7

Less:
Interest, net	58.4	4.7%	(1.1)	(0.4)%	–	57.3
Depreciation and amortization	62.4	5.1%	2.0	0.7%	–	64.4
Equity method income	(0.3)	(0.1)%	–	0.0%	–	(0.3)
Stock compensation	2.2	0.2%	–	0.0%	–	2.2
Gain on disposal of assets	(2.1)	(0.2)%	–	0.0%	–	(2.1)
Monitoring fees and expenses	2.6	0.2%	–	0.0%	–	2.6
Realized holding loss on investments	0.6	0.1%	–	0.0%	–	0.6

Income (loss) from continuing operations before income taxes	$(4.0)	(0.3)%	$21.0	7.0%	$–	$17.0

____________________
(1)

Vanguard eliminates in consolidation those patient service revenues earned by its hospitals and related healthcare facilities attributable to services provided to enrollees in its health plans and also eliminates the corresponding medical claims expenses incurred by its health plans for those services.

(2)

Segment EBITDA is defined as income (loss) from continuing operations before income taxes les interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, monitoring fees and expenses, realized holding loss on investments, impairment loss and debt extinguishment costs. Management uses Segment EBITDA to measure performance for Vanguard’s segments and to develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates that management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of Vanguard’s segments. Management believes that Segment EBITDA provides useful information about the financial performance of Vanguard’s segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions and assessing the value of Vanguard. Segment EBITDA is not a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited) - Continued
(In millions)

	Six Months Ended December 31, 2009

	Acute Care Services	% of Revenues	Health Plans	% of Revenues	Eliminations	Consolidated

Patient service revenues(1)	$1,271.4	100.0%	$–	0.0%	$(21.0)	$1,250.4
Premium revenues	–	0.0%	416.6	100.0%	–	416.6

Total revenues	1,271.4	100.0%	416.6	100.0%	(21.0)	1,667.0

Salaries and benefits (excludes stock compensation)	619.2	48.7%	16.8	4.1%	–	636.0
Health plan claims expense	–	0.0%	352.8	84.7%	(21.0)	331.8
Supplies	225.7	17.7%	0.1	0.0%	–	225.8
Provision for doubtful accounts	72.2	5.7%	–	0.0%	–	72.2
Other operating expenses	230.9	18.2%	17.8	4.3%	–	248.7

Total operating expenses	1,148.0	90.3%	387.5	93.1%	(21.0)	1,514.5

Segment EBITDA(2)	123.4	9.7%	29.1	6.9%	–	152.5

Less:
Interest, net	55.0	4.3%	(0.3)	(0.1)%	–	54.7
Depreciation and amortization	66.1	5.2%	2.2	0.5%	–	68.3
Equity method income	(0.5)	(0.1)%	–	0.0%	–	(0.5)
Stock compensation	2.9	0.2%	–	0.0%	–	2.9
Gain on disposal of assets	0.4	0.1%	–	0.0%	–	0.4
Monitoring fees and expenses	2.7	0.2%	–	0.0%	–	2.7
Realized holding loss on investments	–	0.0%	–	0.0%	–	–
Impairment loss	43.1	3.4%	–	0.0%	–	43.1

Income (loss) from continuing operations before income taxes	$(46.3)	(3.6)%	$27.2	6.5%	$–	$(19.1)

____________________
(1)

Vanguard eliminates in consolidation those patient service revenues earned by its hospitals and related healthcare facilities attributable to services provided to enrollees in its health plans and also eliminates the corresponding medical claims expenses incurred by its health plans for those services.

(2)

Segment EBITDA is defined as income (loss) from continuing operations before income taxes les interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, monitoring fees and expenses, realized holding loss on investments, impairment loss and debt extinguishment costs. Management uses Segment EBITDA to measure performance for Vanguard’s segments and to develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates that management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of Vanguard’s segments. Management believes that Segment EBITDA provides useful information about the financial performance of Vanguard’s segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions and assessing the value of Vanguard. Segment EBITDA is not a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics
(Unaudited)

	Three months ended December 31,

	2008	2009	% Change

Number of hospitals at end of period	15	15
Licensed beds at end of period	4,135	4,135
Discharges	41,604	42,037	1.0%
Adjusted discharges	70,939	72,990	2.9%
Adjusted discharges-hospitals	67,377	69,022	2.4%
Average length of stay	4.23	4.19	(0.9)%
Patient days	175,944	176,233	0.2%
Adjusted patient days	300,003	306,000	2.0%
Adjusted patient days-hospitals	284,937	289,364	1.6%
Patient revenue per adjusted discharge	$8,495	$8,470	(0.3)%
Patient revenue per adjusted discharge-hospitals	$8,626	$8,533	(1.1)%
Inpatient surgeries	9,384	9,380	0.0%
Outpatient surgeries	19,026	19,143	0.6%
Emergency room visits	142,671	155,818	9.2%

Charity care and uninsured discounts as a percent
of acute care services segment revenues (prior to these discounts)	3.5%	10.2%

Provision for doubtful accounts as a percent
of acute care services segment revenues (prior to charity and uninsured discounts)	7.5%	4.9%

Net patient revenue payer mix:
Medicare	25.9%	26.1%
Medicaid	7.1%	6.7%
Managed Medicare	14.2%	15.1%
Managed Medicaid	8.9%	9.3%
Managed care	35.3%	35.0%
Commercial	0.9%	1.1%
Self pay	7.7%	6.7%

Total	100.0%	100.0%

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics
(Unaudited)

	Six months ended December 31,

	2008	2009	% Change

Number of hospitals at end of period	15	15
Licensed beds at end of period	4,135	4,135
Discharges	83,885	83,920	0.0%
Adjusted discharges	143,261	147,213	2.8%
Adjusted discharges-hospitals	136,044	139,126	2.3%
Average length of stay	4.22	4.15	(1.7)%
Patient days	354,058	348,199	(1.7)%
Adjusted patient days	604,668	610,811	1.0%
Adjusted patient days-hospitals	574,207	577,260	0.5%
Patient revenue per adjusted discharge	$8,284	$8,314	0.4%
Patient revenue per adjusted discharge-hospitals	$8,449	$8,384	(0.8)%
Inpatient surgeries	18,862	18,888	0.1%
Outpatient surgeries	37,926	38,460	1.4%
Emergency room visits	289,853	310,727	7.2%

Charity care and uninsured discounts as a percent
of acute care services segment revenues (prior to these discounts)	3.8%	10.9%

Provision for doubtful accounts as a percent
of acute care services segment revenues (prior to charity and uninsured discounts)	8.0%	5.1%

Net patient revenue payer mix:
Medicare	25.8%	25.3%
Medicaid	7.3%	7.2%
Managed Medicare	13.8%	14.8%
Managed Medicaid	9.2%	9.9%
Managed care	34.8%	35.0%
Commercial	1.0%	1.0%
Self pay	8.1%	6.8%

Total	100.0%	100.0%

VANGUARD HEALTH SYSTEMS, INC.
Supplemental Operating Measures Adjusted for Comparative Analysis
For the three months ended December 31, 2009
(dollars in millions, except for statistical measures)
(Unaudited)

					% of Segment Revenues

		Impact of Policy Changes					Non-GAAP
				Non-GAAP	GAAP-basis		as adjusted(4)
	GAAP-basis	Uninsured	Medicaid	Adjusted
	Amounts(1)	Discounts(2)	Pending(3)	Amounts(4)	2009	2008	2009

Acute care services segment:
Total revenues(5)	$641.7	$37.8	$(3.9)	$675.6	100.0%	100.0%	100.0%
Salaries and benefits(8)	$316.2	$–	$–	$316.2	49.3%	47.5%	46.8%
Supplies	$114.7	$–	$–	$114.7	17.9%	18.1%	17.0%
Provision for doubtful accounts	$35.0	$37.8	$(4.3)	$68.5	5.4%	7.8%	10.1%
Other operating expenses	$107.7	$–	$–	$107.7	16.8%	16.2%	16.0%
Total operating expenses	$573.6	$37.8	$(4.3)	$607.1	89.4%	89.6%	89.9%

					% of Segment Revenues Prior to Charity and
					Uninsured Discounts

		Impact of Policy Changes					Non-GAAP
				Non-GAAP	GAAP-basis		as adjusted(4)
	GAAP-basis	Uninsured	Medicaid	Adjusted
	Amounts(1)	Discounts(2)	Pending(3)	Amounts(4)	2009	2008	2009

Uncompensated care(6)	$107.6	$(14.1)	$(4.3)	$89.2	15.1%	11.0%	12.8%
Total revenues, prior to charity(7)	$662.4	$37.8	$(3.9)	$696.3

		Impact of Policy Changes				Current
	Statistical			Statistical	Prior Year	Year
	Measure, as	Uninsured	Medicaid	Measure,	Statistical	Change,
	reported	Discounts(2)	Pending(3)	as adjusted	Measure	as adjusted

Vanguard consolidated:
Patient revenue per total adjusted discharge	$8,470	$518	$(53)	$8,935	$8,495	5.2%
Self-pay discharges	1,999	–	(578)	1,421	1,220	16.5%
Medicaid discharges	3,672	–	578	4,250	4,313	(1.5)%

VANGUARD HEALTH SYSTEMS, INC.
Supplemental Operating Measures Adjusted for Comparative Analysis
For the six months ended December 31, 2009
(dollars in millions, except for statistical measures)
(Unaudited)

					% of Segment Revenues

		Impact of Policy Changes					Non-GAAP
				Non-GAAP	GAAP-basis		as adjusted(4)
	GAAP-basis	Uninsured	Medicaid	Adjusted
	Amounts(1)	Discounts(2)	Pending(3)	Amounts(4)	2009	2008	2009

Acute care services segment:
Total revenues(5)	$1,271.4	$74.2	$(10.7)	$1,334.9	100.0%	100.0%	100.0%
Salaries and benefits(8)	$622.1	$–	$–	$622.1	48.9%	47.2%	46.6%
Supplies	$225.7	$–	$–	$225.7	17.7%	18.3%	16.9%
Provision for doubtful accounts	$72.2	$74.2	$(14.0)	$132.4	5.7%	8.4%	9.9%
Other operating expenses	$230.9	$–	$–	$230.9	18.2%	16.6%	17.3%
Total operating expenses	$1,150.9	$74.2	$(14.0)	$1,211.1	90.5%	90.5%	90.7%

					% of Segment Revenues Prior to Charity and
					Uninsured Discounts

		Impact of Policy Changes					Non-GAAP
				Non-GAAP	GAAP-basis		as adjusted(4)
	GAAP-basis	Uninsured	Medicaid	Adjusted
	Amounts(1)	Discounts(2)	Pending(3)	Amounts(4)	2009	2008	2009

Acute care services segment:
Uncompensated care(6)	$228.3	$(38.7)	$(14.0)	$175.6	16.0%	11.8%	12.7%
Total revenues, prior to charity(7)	$1,314.6	$74.2	$(10.7)	$1,378.1

		Impact of Policy Changes				Current
	Statistical			Statistical	Prior Year	Year
	Measure, as	Uninsured	Medicaid	Measure,	Statistical	Change,
	reported	Discounts(2)	Pending(3)	as adjusted	Measure	as adjusted

Vanguard consolidated:
Patient revenue per total adjusted discharge	$8,314	$504	$(72)	$8,746	$8,284	5.6%
Self-pay discharges	4,257	–	(1,425)	2,832	2,635	7.5%
Medicaid discharges	7,264	–	1,425	8,689	8,764	(0.9)%

____________________
(1)

Amounts reflected in or components of amounts reflected in the segment information tables included in this release. These amounts are based upon revenues or expenses determined in accordance with accounting principles generally accepted in the United States.

(2)

Includes the impact of the uninsured discount policy implemented for Vanguard’s Illinois hospitals effective April 1, 2009 and for its Phoenix and San Antonio hospitals effective July 1, 2009. Under this policy, Vanguard applies an uninsured discount (calculated as a standard percentage of gross revenues) at the time of patient billing and includes this discount as a reduction to revenues. This uninsured discount program applies to patients receiving hospital services who have no insurance coverage and do not otherwise meet Vanguard's charity care guidelines. Vanguard recorded a total of $51.9 million of uninsured discounts related to its acute care services segment during the three months ended December 31, 2009, $37.8 million of which related to non-Medicaid pending accounts that reduced revenues as a result of implementing this policy. Vanguard recorded a total of $112.9 million of uninsured discounts related to its acute care services segment during the six months ended December 31, 2009, $74.2 million of which related to non-Medicaid pending accounts that reduced revenues as a result of implementing this policy.

(3)

Includes the impact of Vanguard’s accounting policy change for accounts pending Medicaid qualification. Prior to the implementation of its new uninsured discount policy, Vanguard classified accounts pending Medicaid qualification as Medicaid revenues (and Medicaid discharges) and recorded a contractual discount for these accounts based upon the average Medicaid reimbursement rate for each specific state until qualification was confirmed. Vanguard implemented a new Medicaid pending policy for those hospitals that have implemented the uninsured discount policy whereby Medicaid pending accounts are classified as self-pay revenues (and self-pay discharges) with an uninsured discount applied. The balance of these accounts is subject to Vanguard’s allowance for doubtful accounts policy. For those accounts that subsequently qualify for Medicaid coverage, the uninsured discount is reversed and the account is reclassified to Medicaid revenues (and Medicaid discharges) with the appropriate contractual discount applied. The difference between the state-specific Medicaid contractual discounts under the previous policy and the uninsured discount percentage applied to Medicaid pending accounts under the new policy increased total revenues by $3.9 million and $10.7 million for the three months and six months ended December 31, 2009, respectively. The provision for doubtful accounts recorded for Medicaid pending accounts, after the uninsured discounts were applied, were $4.3 million and $14.0 million for the three months and six months ended December 31, 2009, respectively.

(4)

Revenues, certain expenses and those expenses as a percentage of revenues for the acute care services segment for the three months and six months ended December 31, 2009 have been adjusted to allow for comparative measurement on a basis consistent with the three months and six months ended December 31, 2008 (before implementation of the uninsured discount policy or the change to the Medicaid pending policy). Management believes these non-GAAP measures will provide investors, analysts and general users of this financial information an effective means to compare the operating results of Vanguard’s acute care services segment for the current year periods to those of the prior year periods. However, these non-GAAP operating measures are not meant to replace GAAP-basis revenues, expenses or expenses as a percentage of revenues as operating performance indicators for the acute care services segment.

(5)

Total revenues for the acute care services segment represent revenues prior to the elimination in consolidation of revenues earned by Vanguard's hospitals for services provided to enrollees in Vanguard's owned health plans.

(6)	Uncompensated care is defined as the sum of uninsured discounts, charity deductions and the provision for doubtful accounts.

(7)	Represents total revenues for the acute care services segment plus charity deductions.

(8)	Includes stock compensation.

Contact: Vanguard Health Systems, Inc.
                Gary Willis
                Senior Vice President and Chief Accounting Officer
                (615) 665-6098